UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2024

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 54470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 8.01.

Item 8.01. Other Events.

Loop Media, Inc., a Nevada corporation (“Loop Media”), has previously reported the details of an ongoing dispute with its senior lender, GemCap Solutions, LLC (“GemCap” or the “Senior Lender”), under its revolving loan facility (the “Revolving Loan Facility”) regarding alleged events of default by Loop Media and its wholly-owned subsidiary, Retail Media TV, Inc. (“RMTV” and collectively with Loop Media, the “Company”), under the loan documents relating to the Revolving Loan Facility (the “Loan Documents”). The Company filed a lawsuit in the United States District Court for the Western District of Texas San Antonio Division (the “US District Court”) on November 13, 2024, seeking relief against GemCap for breach of contract and breach of implied duty of good faith and fair dealing, and an Application for an Emergency Temporary Restraining Order and Preliminary Injunction seeking preliminary injunctive relief to prevent GemCap from exercising or continuing to exercise its default remedies under the Loan Documents (the “Federal Court Lawsuit”). On November 15, 2024, the US District Court issued an order (the “US District Court Order”) regarding the Company’s application for preliminary injunctive relief, granting in part the Company’s application, temporarily enjoining GemCap from auctioning the personal property of the Company, but denied the application in all other respects.

Following receipt of notice that the US District Court lacked subject matter jurisdiction to hear the Company’s Federal Court Lawsuit, the Company filed a Notice of Voluntary Dismissal in the US District Court and on November 21, 2024, the Company refiled its lawsuit and application for temporary and permanent injunctive relief in the District Court for Bexar County, Texas (the “State Court Lawsuit”). On November 25, 2024, GemCap filed a counterclaim against the Company, claiming breach of contract and common law fraud and seeking economic and exemplary damages, as well as fees and costs (the “GemCap Counterclaim”). On the same day, the Company was granted a hearing in the Bexar County District Court in San Antonio, at which the Company’s petition for temporary relief was denied (the “Texas State Court Order”).

Following the Texas State Court Order, the Company once again entered into settlement negotiations with GemCap, and on November 27, 2024, the parties reached a payoff arrangement pursuant to which the Company agreed to pay to GemCap a total payoff amount, including outstanding principal, accrued interest and fees and a legal reserve, of $1,644,613.41 (the “Payoff Amount”), and entered into a Settlement Agreement and Mutual Release with GemCap (the “GemCap Settlement Agreement”), effective as of November 27, 2024, pursuant to which, (a) in return for the Payoff Amount, GemCap shall release all security interests in the Company’s bank accounts, property and intellectual property and, by notice to all parties who received notice of the public sale of the Company’s property and by issuance of a press release, cancel the public sale of the Company’s property, and (b) each of the Company and GemCap agree to a full release of all claims and counterclaims related to the GemCap Lawsuit, including the State Court Lawsuit and the GemCap Counterclaim, respectively, and such claims shall be dismissed with prejudice within five days of the effective date of the GemCap Settlement Agreement.

The foregoing description of the GemCap Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GemCap Settlement Agreement, attached hereto as Exhibit 10.1, which is incorporated by reference herein.

A copy of the Texas State Order is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release entered into by Loop Media, RMTV and GemCap Solutions, LLC, dated November 27, 2024

99.1	Order Denying Plaintiff’s Application for Temporary Restraining Order, issued November 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	November 27, 2024	LOOP MEDIA, INC.

		By:	/s/ Justis Kao
Justis Kao, Chief Executive Officer